EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT



Name of                             Name of                     Subsidiary State
Subsidiary                          Parent Company              of Incorporation
----------                          --------------              ----------------

Protocall, Inc.                     Protocall Technologies         New York
                                    Incorporated

Precision Type, Inc.                Protocall, Inc.                New York

Protocall Software Delivery,        Protocall, Inc.                New York
Inc.